Exhibit 99.2
2007 Annual Results 13 February 2008

Cautionary statement This presentation has been prepared by Rio Tinto plc and Rio Tinto Limited ("Rio Tinto") and comprises the slides for a presentation concerning Rio Tinto. By reviewing/attending this presentation you agree to be bound by the following conditions. Important Information In the United States, Rio Tinto will file a Solicitation/Recommendation Statement with the US Securities and Exchange Commission (the"SEC") on Schedule 14D-9 following commencement of a tender offer within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934 and holders of Ordinary Shares and American Depositary Shares are advised to read it when it becomes available as it will contain important information. Copies of the Schedule 14D-9 and other related documents filed by Rio Tinto will be available free of charge on the SEC's website at http://www.sec.gov. In addition, documents filed with the SEC by Rio Tinto may be obtained free of charge by contacting Rio Tinto's media or investor relations departments or on Rio Tinto's website at www.riotinto.com. Any documents filed by BHP Billiton, including any registration statement on Form F-4 (which will include a preliminary prospectus) and related exchange offer materials as well as any Tender Offer Statement on Schedule TO, will also be available free of charge on the SEC's website. Forward looking statements This presentation includes forward-looking statements. All statements other than statements of historical facts included in this presentation, including, without limitation, those regarding Rio Tinto's financial position, business strategy, plans and objectives of management for future operations (including development plans and objectives relating to Rio Tinto's products, production forecasts and reserve and resource positions), are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Rio Tinto, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding Rio Tinto's present and future business strategies and the environment in which Rio Tinto will operate in the future. Among the important factors that could cause Rio Tinto's actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others, levels of actual production during any period, levels of demand and market prices, the ability to produce and transport products profitably, the impact of foreign currency exchange rates on market prices and operating costs, operational problems, political uncertainty and economic conditions in relevant areas of the world, the actions of competitors, activities by governmental authorities such as changes in taxation or regulation and such other risk factors identified in Rio Tinto's most recent Annual Report on Form 20-F filed with the United States Securities and Exchange Commission (the "SEC") or Form 6-Ks furnished to the SEC. Forward-looking statements should, therefore, be construed in light of such risk factors and undue reliance should not be placed on forward-looking statements. These forward-looking statements speak only as of the date of this presentation. Rio Tinto expressly disclaims any obligation or undertaking (except as required by applicable law, the City Code on Takeovers and Mergers (the "Takeover Code"), the UK Listing Rules, the Disclosure and Transparency Rules of the Financial Services Authority and the Listing Rules of the Australian Securities Exchange) to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Rio Tinto's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Nothing in this presentation should be interpreted to mean that future earnings per share of Rio Tinto plc or Rio Tinto Limited will necessarily match or exceed its historical published earnings per share. Information about BHP Billiton included in this presentation is based on public information which has not been independently verified. Certain statistical and other information about Rio Tinto included in this presentation is sourced from publicly available third party sources. As such it presents the views of those third parties, but may not necessarily correspond to the views held by Rio Tinto. Directors' Responsibility Statement The Directors of Rio Tinto plc and Rio Tinto Limited accept responsibility for the information contained in this presentation, except that the only responsibility accepted in respect of information relating to BHP Billiton, which has been compiled from published sources, is to ensure that such information has been correctly and fairly reproduced and presented. Subject as aforesaid, to the best of the knowledge and belief of the Directors of Rio Tinto plc and Rio Tinto Limited (who have taken all reasonable care to ensure that such is the case), the information contained in this presentation is in accordance with the facts and does not omit anything likely to affect the import of such information. Subject to the requirements of the Takeover Code, none of Rio Tinto, any of its officers or any person named in this presentation with their consent or any person involved in the preparation of this presentation makes any representation or warranty (wither express or implied) or gives any assurance that the implied values, anticipated results, performance or achievements expressed or implied in forward-looking statements contained in this presentation will be achieved. Subject to any continuing obligations under applicable law, the Takeover Code, the UK Listing Rules, the Disclosure and Transparency Rules of the Financial Services Authority and the Listing Rules of the Australian Securities Exchange, Rio Tinto expressly disclaims any obligation to disseminate, after the date of this presentation, any updates or revisions to any statements in this presentation to reflect any change in expectations or events, conditions or circumstances on which such statements are based.

Presentation outline Paul Skinner Highlights Tom Albanese Overview of performance Guy Elliott Financial results Tom Albanese Growth guidance and outlook Questions & answers Questions & answers Questions & answers

Paul Skinner Chairman

*100% basis 2007 - records across the board Record underlying EBITDA of $13.9 billion, up 11% Record underlying earnings of $7.4 billion, up 1% Record cash flow from operations of $12.6 billion, up 15% Record capital investment of $5.0 billion, up 25% Record new capital commitments of $8 billion* announced in 2007 Dividend increased by 31% for the 2007 year Commitment to further 20%+ increases in 2008 and in 2009 Alcan transaction completed establishing industry leadership from bauxite through to aluminium Seamless transition in executive team

Rio Tinto's market outlook is positive Strong Chinese and Indian growth - largely unaffected by western markets Reflects multi-decade trend towards stronger global minerals demand Impact of unsettled credit markets likely to be limited in the sector Strong China-led demand increases for most products into 2008/2009 Assessment of Chinese GDP growth outlook of around 10% in 2008 Metals demand largely de-coupled from US economy Supply side constraints remain

Pre-conditional offer rejected on value grounds Unsolicited and pre-conditional acquisition offer received from BHP given careful consideration and rejected on value grounds Offer fails to recognise Rio Tinto's outstanding prospects Insufficient incentive to deviate from proven path to value creation Clear strategy and well-balanced portfolio of high quality assets with exceptional growth opportunities We have enormous scale and are operationally efficient Strong track record in delivering long term value to Rio Tinto shareholders

Tom Albanese Chief Executive Officer

98 99 0 1 2 3 4 5 6 7 AIFR 4.76 4.51 3.86 3.46 2.12 1.77 1.52 1.35 1.1 0.97 Rio Tinto 1.88 1.66 1.24 1.26 0.87 0.83 0.65 0.57 0.49 0.42 Australia 5.1 4.1 3.7 3.7 3 2.7 2.4 1.4 1 US 4.1 3.81 3.85 3.65 3.56 3.3 2.7 2.86 2.69 Lost Time Injury Frequency Rate Per 200 000 hours worked Source: Rio Tinto. Data excludes Alcan. Safety is core to our business All Injury Frequency Rate 80% improvement in AIFR 78% improvement in LTIFR Decline in injury frequency rates 1998 - 2007

2000 2001 2002 2003 2004 2005 2006 2007 Underlying EBITDA 677 841 702 641 4941 9332 12524 13920 Underlying earnings 830 821 828 741 2272 4955 7338 7443 Record underlying earnings and EBITDA 2006 $m 2007 $m % change Underlying EBITDA 12,524 13,920 +11% Underlying earnings 7,338 7,443 +1% Cash flow from operations 10,923 12,569 +15% $m Earnings accelerate Second half earnings up 11% on first half Sets new half year record of $3,914m Source: Rio Tinto CAGR = compound annual growth rate 2004 - 2007 CAGR +41% CAGR +49% Earnings growth 2004 - 2007

$m 2006 2007 % change EBITDA 5,118 5,809 +14% Earnings 3,538 3,479 -2% Copper High quality assets continue to deliver Record EBITDA Copper, gold and molybdenum markets remain very strong Refined copper and gold sales at record levels By product credits reduce unit cash costs to less than zero Record investment in exploration and evaluation of $141m (net of tax) as projects progress La Granja mineralisation increased to up to 8 bn tonnes at up to 0.5% Cu equivalent* Source: Rio Tinto *The targeted mineralisation of 4 to 8 billion tonnes at 0.45% to 0.55% copper equivalent is based on Rio Tinto's exploration experience in the region, including drilling results and other information. The potential mineralisation is conceptual in nature - there has been insufficient exploration to define a mineral resource and it is uncertain if further exploration will result in the determination of a mineral resource. Copper 0.43 Iron ore 0.32 Aluminium 0.14 Energy 0.06 D&M 0.06

Iron ore An outstanding mining business Record EBITDA and earnings Exceptionally strong demand outlook Great backdrop to ongoing price negotiations Record shipments from record production Planning to treble output through greenfield and brownfield developments Projects delivered on time and on budget Technology leadership Source: Rio Tinto Copper 0.42 Iron ore 0.32 Aluminium 0.14 Energy 0.06 D&M 0.06 $m 2006 2007 % change EBITDA 3,936 4,617 +17% Earnings 2,251 2,651 +18%

Aluminium Premier assets in the industry Record production and earnings Continued strong demand Recent power-related production cutbacks in China and southern Africa Stronger raw material costs and RMB appreciation supporting current pricing and outlook Alcan acquisition has transformed the Aluminium product group Integration progressing well with increased synergy target of $940m post-tax* *Post tax synergy number based on a 6% interest cost Source: Rio Tinto. **Includes nine weeks of production and earnings from Alcan. Copper 0.42 Iron ore 0.32 Aluminium 0.13 Energy 0.06 D&M 0.06 Aluminium 13% $m 2006 2007 % change EBITDA** 1,365 1,701 +25% Earnings** 746 1,097 +47%

Energy Uranium earnings treble Realised uranium prices strengthened in second half of 2007 Plans to double uranium production by 2015 Strong demand outlook for thermal and coking coal Queensland operations able to take up full port and rail allocation in today's strong markets $1 billion Kestrel coking coal extension and expansion approved* Coal infrastructure constraints on the east coast of Australia set to ease from second half of 2008 * Subject to government approvals Source: Rio Tinto Copper 0.42 Iron ore 0.32 Aluminium 0.14 Energy 0.06 D&M 0.06 Energy 6% $m 2006 2007 % change EBITDA 1,358 1,182 -13% Earnings 706 484 -31%

Diamonds & Minerals Investing for future growth Record earnings and production at high margin Diavik mine $563m approval of Diavik underground development Argyle underground diamond project back on track Stronger revenues for borates and TiO2 from growing Asian markets Madagascar ilmenite project is an industry leader First production expected end 2008 Potash project offers entry into very strong market Source: Rio Tinto Copper 0.42 Iron ore 0.32 Aluminium 0.14 Energy 0.06 D&M 0.06 D&M 6% $m 2006 2007 % change EBITDA 1,061 1,191 +12% Earnings 406 488 +20%

Guy Elliott Chief Financial Officer

Price Fx Vols CPI Mining infln Freight Energy Other cash Non-cash Expln Other 2007 Excluded 0 7338 8299 8299 8597 8457 8294 8212 8155 7954 7645 7443 0 7338 1364 (403) 516 (218) (140) (163) (82) (57) (201) (309) (202) 7443 $m 2006 Fx CPI Vols Other Cash Costs Energy 2007 Non Cash Tax / Other1 Price Expl'n Eval'n Tech Volumes and prices generate record underlying earnings Freight /Demur- rage Mining infl'n 1. Includes Alcan earnings, changes in net interest, changes in disposals of undeveloped properties and other items Source: Rio Tinto

H1 2007 H2 2007 East 0.0236 0.0157 Half on half cash cost movements (1) Costs are under control Mining inflation, freight and other cash cost earnings variances on a pre-tax basis versus prior six month period operating costs. Excludes Alcan. Baltic Dry Index Inflation rates are year on year nominal terms Energy variance IPT post tax earnings improvement in 2007 of $256 million Inflation in mining inputs continues (2007 vs 2006), particularly in Australia (3) Mining labour rates up 8% Contract labour up 12% Consumables up 4% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 East 2440 2549 3593 4169 4669 5983 7416 10338 Freight rates (2) 2006 2007 Source: Rio Tinto

0 1 2 2003 4 5 6 7 H1 2973 797 2767 1405 3134 1417 1293 1595 Cashflow from ops 1595 3.787 7.431 9.196 10.805 Divs 467 648 609 598 0.478 0.6 1.727 1.764 Cash flow from consolidated operations excludes cash flows relating to capital expenditure, acquisitions & divestments, interest, tax, dividends and capitalised exploration. Data are under IFRS. $bn Dividends from equity accounted units Cash flow from consolidated operations Record cash flow supports our investments Cash flow Capital expenditure Source: Rio Tinto 0 1 2 3 4 5 6 7 08 F 09 F Capex 0.798 1.405 1.417 1.608 2.215 2.516 3.988 4.968 Sustaining 2.2 2.3 Brownfield 5.4 3.9 Greenfield 1.4 2.8 Aluminium D&M $bn

Well balanced $40 billion loan facility extending out five years Debt is competitively priced at US LIBOR +35 bps on average Floating USD LIBOR - each 0.5% movement in LIBOR will increase/decrease post tax annual interest cost by approximately $158m Facility1 Amount Maturity Term Loan Facility A $ 15 bn 364 days bullet + 1 year term extension option Revolving Credit Facility B $ 10 bn 3 years bullet Revolving2 Credit Facility C $ 5 bn 5 years bullet Term loan Facility D $ 10 bn 5 years + 1 day bullet Net debt / market capitalisation (%) Net debt to EBITDA (times) 91 92 93 94 95 96 97 98 1H99 99 0 1 2 3 4 5 6 7 Net Debt to market capitalisation 21 22 21 15 9 2 3 32.4 46 36 Net debt to EBITDA 1.3 1.3 1.4 1.6 0.8 0.1 0.194 3.243 2.8 % times Net debt of $45bn at 31.12.07 1. First utilisation of facilities was October 2007 except Facility D which was December 2007. 2. At 31 December 2007 $2.8billion of Revolving Credit Facility C had been drawn down. Source: Rio Tinto

Asset sales programme is underway Greens Creek $750 million sale announced Assets with a value of approximately $30 billion under review Likely asset sales of $15 billion or more $10 billion targeted for 2008 Formal processes underway Options for sale being explored Rio Tinto Alcan Packaging Rio Tinto Alcan Engineered Products Rio Tinto Energy America Cortez Other Kintyre Rio Tinto Minerals: Borates, Talc Northparkes Sweetwater

Multi decade progressive dividend policy delivers higher cash returns to shareholders US cents Forecast 1996 51 51 1997 52 52 1998 52 52 1999 55 55 2000 57.5 57.5 2001 59 59 2002 60 60 2003 64 64 2004 77 77 2005* 80 80 2006 104 104 2007 135.2 2008 162.24 2009 194.69 *2005 excludes special dividend of $1.5 billion CAGR is compound annual growth rate 2005 - 2009 >140% increase since 2005 Source: Rio Tinto +25% CAGR

Tom Albanese Chief Executive Officer

Share of global consumption Source: AME for aluminium, copper and iron ore. 2001-2006 oil data source is BP Statistical Review of World Energy 2007 Note: Consumption data for aluminium, copper and iron ore represents "apparent" consumption rather than actual consumption and is determined by: apparent consumption = domestic production + imports - exports - change in stocks (where available) 1 Forecast available only 2 Seaborne 3 Data for 2007 and 2011 is calculated by applying expected consumption growth rates from IEA (International Energy Outlook) to historical data 2001 2002 2003 2004 2005 Stack 11 2006 Stack 13 2007E1 Stack 15 2011E Display totals (Y2) (invisible) Aluminium -22 15 -22 16 -21 19 -20 20 -20 22 -18 25 -15.3 31 -12.3 41 Alumina -11 14 -10 17 -10 20 -8 22 -8 24 -8 28 -6.7 33 -6.2 37 Copper -18 16 -16 18 -15 20 -14 20 -14 22 -12.2 23 -11.5 24 -10.9 26 Nickel -12 8 -10 8 -10 10 -10 12 -11 17 -10 18 -9.9 24 -9 29 Steel -13.71 19.87 -10.1 20.15 -9.65 22.93 -9.32 26.24 -8.33 31.24 -7.93 33.75 -7.31 36.59 -6.42 39.07 Iron Ore -5 30 -5 32 -5 34 -4 39 -4 46 -3 51 -2.85 53 -2.81 54 Oil -25.6 6.3 Aluminium Copper Iron ore2 China is the new force in commodity demand 2001 2002 2003 2004 2005 2006 2007E1 2011E + Chinese share increasing - US share declining Oil3

Domestic Exported Exported to US East 82 12 6 Direct trade effects on China from a US slowdown are expected to be small Government Spending Net Trade Investment Consumption East 14 6 45 35 Modelling suggests Chinese GDP would fall by less than 1% if US demand were to slip to recessionary levels Domestic demand remains the primary contributor to GDP Source: Global Insight estimates, China Customs Statistics Composition of Chinese GDP 2007 Chinese copper tube production 2007 Domestic 82% Exported non-US 12% Exported to US 6% Government Spending 14% Net Trade 6% Consumption 35% Investment 45%

Copper Aluminium Market outlook suggests stronger forward prices for aluminium and iron ore Iron ore Nickel Oil Source: Iron ore - average of analyst prices, based on Australian fines FOB benchmark price to Asia Aluminium, nickel, oil, copper - Ecowin, LME, NYMEX. Based on prices at 7 February 2008

Rio Tinto

Rio Tinto has an outstanding position across aluminium, iron ore and copper

	Current Position		Growth Position	
	Cost Position[a]	Industry Ranking[b]	Projects[a]	Reserves and resources[a,c,e,]
Iron ore	• First quartile costs	• Number 2 in seaborne iron ore	• Conceptual pathway to over 600mtpa	• 16.6 billion tonnes • Targeted mineralisation[f] adds 28 – 41 billion tonnes
Aluminium	• Lower second quartile costs	• Leader in aluminium and bauxite with clear pathway to # 1 in alumina	• ~6% pa growth in aluminium and more than double alumina production from 2007 to 2015	• 3.3 billion tonnes • Equivalent to ~115 years production at current rate
Copper	• First quartile costs	• Number 5 with strong growth prospects	• Doubling production from 2007 to ~2015	• Interests in four of the largest undeveloped copper projects in the world

Notes:

a) Source: Rio Tinto 26 November 2007 investor seminar.

b) Based on 2006 attributable production. Source: Seaborne iron ore - Iron ore Outlook July 2007 from AME Mineral Economics. Aluminium - attributable production data from Brook Hunt, adjusted for merger and acquisition activity and calculated on the basis that Rusal includes Sual and Glencore assets; Alcoa includes 60% of AWAC; Alumina includes 40% of AWAC and 2006 data is aggregated for Rio Tinto and Alcan. Copper – attributable production data from Brook Hunt, calculated on the basis that Freeport includes Phelps Dodge and Xstrata includes Falconbridge.

c) Source: Rio Tinto annual report 2006; Rio Tinto Iron ore Pilbara media visit, 15th January, 2008

d) Iron ore on 100% basis, aluminium and copper on an attributable basis.

e) Years of equivalent production calculated as (reserves + resources) / 2007 production.

f) The targeted additional mineralisation is based on Rio Tinto's exploration and production experience in the region, including an assessment of tenure areas using surface mapping, drilling results and other information. The potential mineralisation is conceptual in nature – there has been insufficient exploration to define a mineral resource and it is uncertain if further exploration will result in the determination of a mineral resource.

13 February 2008 Rio Tinto 2007 Full Year Results 27

RioTinto

Advanced stage near term high quality projects


2008
2009
2010
2011
2012
>$1bn
Bingham
Kitimat
Cape Lambert to 180mtpa
Brockman 4
Alumar
Sohar
Sarawak
Ma'aden
Oyu Tolgoi*
Coega
Yarwun
ISAL
PRC potash
Argyle u/g
Quebec
Adalco
+$500m to $1bn
Cape Lambert to 80mtpa
Diavik u/g
Mesa A
Kestrel
Hope Downs
Hope Downs 4
Madagascar ilmenite
Clermont
Cortez Hills
<$500m
QIT upgrade
Eagle
pe Downs South
Rössing extension
Ore carriers
Weipa
Northparkes
ERA extension
Madagascar expansion
Iron ore
Copper
Diamonds
Minerals
Gold
Exploration success
Bauxite & alumina
Aluminium
Energy
Nickel

Source: Rio Tinto, * Ivanhoe Year represents estimated first production from project. Range of capital expenditure on 100% basis.

Production Volume Index Notes: Production is total attributable production. Figures for each company are based on estimated yearly production levels multiplied by long term analyst consensus prices. Total production volume for each company is rebased to 100 for 2008. Commodities included for Rio Tinto: Aluminium, alumina, iron ore, export thermal coal, export metallurgical coal, copper, gold, silver, molybdenum, and uranium. Commodities included for BHP Billiton: Aluminium, alumina, iron ore, manganese ore, export thermal coal, export metallurgical coal, copper, nickel, gold, silver, lead, zinc, molybdenum, uranium, and petroleum. Rio Tinto production source: Rio Tinto. BHP Billiton production source: Third party public forecasts and reports and adjusted by Rio Tinto for recent BHP Billiton announcements. Strong forecast growth in total production Production volume index 8.6% CAGR 3.9% CAGR

Delivering today, strongly positioned for growth in the future Record underlying earnings and cash flow Record production levels in many key products Alcan deal has created aluminium industry leader Record investment in organic growth options Outstanding pipeline of opportunities Proven capability to deliver Demand outlook excellent Continued focus on shareholder value FASTER at meeting the world's growing demand BETTER at leading and shaping our industry SMARTER at creating shareholder value

2007 Annual Results 13 February 2008

Iron Ore product group growth projects Pilbara operations HANDOUT SLIDE * 77% represents the weighted average ownership based on production from Hope Downs and Yandicoogina. Rio Tinto operated expansion capacity in Pilbara only; excludes capital expenditure associated with replacement mines Source: 220+ Pilbara Expansion Order of Magnitude Study (Rio Tinto, June 2007) - updated December 2007; internal estimates Capex and production are on a 100% basis. Investment Production All operations are estimated to be within the first quartile on the cost curve Rio Tinto Share 2008 2009 2010 2011 2012 2013 2014 West Pilbara 100 East Pilbara 77 Rail Port Infrastructure Rio Tinto Pilbara year end capacity (mtpa 100% basis) Rio Tinto Pilbara year end capacity (mtpa 100% basis) 197 220 225 265 320 320 335 CapEx $3.2bn CapEx $1.4bn CapEx $2.0bn CapEx $3.5bn CapEx $0.3bn

Rio Tinto Alcan Share 2008 2009 2010 2011 2012 2013 2014 Gove III 100% Alumar 10% Yarwun II 100% Guinea 50% Ghana 51% Madagascar 51% Oman 20% Coega 80% Quebec 100% Kitimat 100% Iceland 100% Sarawak 60% Abu Dhabi 50% Alucam 46.7% Saudi Arabia 49% Saudi Arabia 49% Aluminium product group growth projects HANDOUT SLIDE Investment Production CapEx $2.3bn CapEx $0.2bn CapEx $1.8bn CapEx Pre-feasibility CapEx Conceptual CapEx Conceptual CapEx $2.6bn CapEx $2.1bn CapEx $1.6bn CapEx $1.4bn CapEx Pre-feasibility CapEx Pre-feasibility CapEx Pre-feasibility CapEx Pre-feasibility CapEx Pre-feasibility CapEx $0.3bn Bauxite & Alumina production 1.8mt Bauxite & Alumina production 0.2mt Bauxite & Alumina production 2.0mt Bauxite & Alumina production 0.8mt Bauxite & Alumina production 0.75mt Bauxite & Alumina production 0.8mt Primary Aluminium production 74kt Primary Aluminium production 588kt Primary Aluminium production 450kt Primary Aluminium production 395kt Primary Aluminium production 280kt Primary Aluminium production 450kt Primary Aluminium production 375kt Primary Aluminium production 285kt Bauxite & Alumina production 0.8kt Primary Aluminium production 360kt Source: Rio Tinto. Capex and production represent Rio Tinto Alcan share.

Rio Tinto Share 2008 2009 2010 2011 2012 2013 2014 Northparkes 80% Oyu Tolgoi 10% La Granja 100% Pebble 10% Grasberg UG 40% Resolution 55% KUCC extension 100% Eagle 100% Sulawesi 100% Copper product group growth projects HANDOUT SLIDE Source: * Rio Tinto plans; ** Capital expenditure from Ivanhoe website IDP (2005), Expansion case; *** Northern Dynasty Minerals website Nov 07 presentation - Pebble West open pit production Capex and production are on a 100% basis. Investment Production Avg Cu production ~40 kt/yr* Avg Cu production ~440 kt/yr**, Avg Gold production 320 koz/yr** Avg Cu production ~ +300 - 500 kt/yr* Avg Cu production ~ +250 kt/yr* Avg Cu production ~ +400 kt/yr* Avg Cu production ~ +500 kt/yr* Avg Cu production ~ +250 kt/yr* Avg Ni production ~ 15 kt/yr* Avg Ni production ~ 45 kt/yr* CapEx $0.2bn CapEx ~$2.0 - 3.0bn** CapEx ~$1.5 - 2.5bn CapEx $1.0bn CapEx ~$2.5 - 3.0bn CapEx ~$2.5 - 3.5bn CapEx ~$1.0 - 2.0bn CapEx ~$0.3bn CapEx ~$1.5 - 2.0bn

Iron ore expansions maintain momentum Iron Ore Production - 2008 to 2015 Million tonnes per annum; 100% basis 2007 2008 2009 2010 2011 2012 2013 2014 2015 Pilbara 164 202 211 228 262 304 320 320 357 IOCC 14 18 18 20 25 25 25 25 25 Corumba 2 2 2 5 7 10 15 15 15 Simandou 0 8 18 35 Pilbara IOCC Simandou Corumba +10% CAGR CAGR is compound annual growth rate. HANDOUT SLIDE Source: Rio Tinto 2008 Annual Plan

Multiple growth options in bauxite and alumina 2007 2008 2009 2010 2011 2012 2013 2014 2015 QAL 1.763 3.245 3.282 3.328 3.328 4.048 4.368 4.368 4.368 Yarwun 1.261 1.401 1.45 2.406 3.53 3.6 3.6 4.506 5.58 Gove 0.371 3.319 3.604 3.694 3.754 3.774 3.794 3.814 3.834 Rest of World 0.271 1.677 1.882 1.909 2.274 2.743 2.774 3.006 3.513 QAL Yarwun ROW Gove CAGR is compound annual growth rate HANDOUT SLIDE Source: Rio Tinto +9% CAGR Alumina Production - 2008 to 2015 Million tonnes per annum; attributable basis

Strong growth in aluminium to 2015 2007 2008 2009 2010 2011 2012 2013 2014 2015 Canada 0.293 1.7968 1.812 1.9621 1.9459 2.1173 2.01 2.0496 2.0633 Australia / NZ 0.85 1.078 1.081 1.091 1.117 1.115 1.114 1.114 1.114 Europe 0.224 1.026 1.025 1.035 1.038 1.188 1.121 1.122 1.121 Rest of World 0.053 0.335 0.393 0.451 0.894 1.488 1.805 2.034 2.247 Canada Australia NZ ROW Europe CAGR is compound annual growth rate HANDOUT SLIDE Source: Rio Tinto +6% CAGR Aluminium Production - 2008 to 2015 Million tonnes per annum; attributable basis

Copper projects deliver 2007 2008 2009 2010 2011 2012 2013 2014 2015 Existing 738 813 816 819 667 682 733 757 894 Expansions 1 115 79 19 180 60 97 La Granja 181 265 Oyu Tolgoi 39 45 65 104 134 Pebble 15 Existing* Expansions* La Granja* Oyu Tolgoi** Pebble*** +8% CAGR HANDOUT SLIDE Copper production - 2008 to 2015 Thousand tonnes per annum; attributable basis CAGR is compound annual growth rate * Rio Tinto plans; ** Expansion case - assumes Rio Tinto exercises all options to 46% and that Mongolian Government takes a 34% stake; *** Northern Dynasty Minerals website Nov 07 presentation - Pebble West open pit production;

Modelling 2008 earnings Earnings Sensitivity 2007 average price/rate Impact on 2007 underlying earnings ($m) Copper 324c/lb +/-10c/lb 112 Aluminium 120c/lb +/-10c/lb 566 Iron ore - lump benchmark 88c/dltu +/-10% 457 A$ 84USc +/-10c 588 C$ 93USc +/-10c 218 US$ LIBOR +/-0.5% 158 HANDOUT SLIDE Source: Rio Tinto

Earnings impact from price +$1,364 million Diamonds Iron Ore Gold $m Aluminium Traded Non-traded Copper Moly Thermal coal Ind Mins Other Other Uranium Breakdown of price variance HANDOUT SLIDE Coking coal Source: Rio Tinto

Copper Aluminium Gold Moly Iron ore Coal Diamonds Other Total a 208 208 219 319 319 455 466 519 b 11 172 72 136 11 53 3 516 Copper 208 Aluminium* 11 Gold 172 Moly -72 Coal 11 Total 516 $m Other -3 Iron ore 136 Breakdown of volume variance HANDOUT SLIDE Diamonds 53 * Alcan earnings are not included in the volume variance Source: Rio Tinto Volume contribution to earnings +$516m